UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

          On September 25, 2009, Torotel, Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Missouri. The Amendment changed the number of directors on the board of directors of the Company from seven (7), to a range of not less than three (3) and not more than seven (7), with the exact number to be determined by affirmative vote of a majority of the Company’s board of directors. The Amendment was approved by the shareholders of the Company at the annual meeting of shareholders on September 21, 2009.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment contained in Article Six of the amended Articles of Incorporation of the Company, which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of Torotel, Inc. (as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: September 25, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of Torotel, Inc. (as amended)